SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 12, 2005

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-9100

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On July 12, 2005, the Company accepted the resignation from Shane Traveller as the Chief Financial Officer of the Company. Effective as of the same date, to fill the vacancy created by Mr. Traveller’s resignation, the Board of Directors appointed Mr. Kenneth Wiedrich as Chief Financial Officer. Mr. Traveller will continue in the capacity of Chairman of the Board of Directors and Mr. Wiedrich will retain the position of Chief Financial Officer in addition to Secretary of the Company.

The following biographical information is provided:

Kenneth Wiedrich - Mr. Wiedrich has over 33 years of experience in operational accounting and finance functions in a variety of businesses within the service, construction and manufacturing industries. Mr. Wiedrich has experience with government cost accounting methods and all related government acquisition regulations. In his capacity as the Chief Financial Officer for RI-Tech, Inc., he was responsible for the day to day administrative functions of the company, as well as all accounting and financial aspects of the business. Mr. Wiedrich was involved in raising money through a private placement and the long term financing for Ri-Tech. Mr. Wiedrich currently serves on the Board of Directors for Bluetorch, Inc. and as Chief Financial Officer and Secretary for GTREX Capital, Inc. and S3 Investment Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

July 13, 2005	/s/ Tammy Dunn
Date	Tammy Dunn, Chief Executive Officer